BIO-RAD LABORATORIES, INC.
2017 INCENTIVE AWARD PLAN

GLOBAL RESTRICTED STOCK Unit AWARD GRANT NOTICE

Bio-Rad Laboratories, Inc., a Delaware corporation, (the “Company”), pursuant to its 2017 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Holder”), Restricted Stock Units (“RSUs”) with respect to the number of shares of the Company’s Class A common stock set forth below (the “Shares”). This Restricted Stock Unit Award is subject to all of the terms and conditions as set forth herein and in the Global Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”), any country-specific provisions for Holder's country included in Exhibit B attached hereto (the "Country Addenda") and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Grant Notice shall have the meanings given such terms in the Plan.

Holder:
Grant Date:
Vesting Commencement Date:
Total Number of RSUs:
Award Number:
Vesting Schedule:	25% of the RSUs shall vest on the first anniversary of the Vesting Commencement Date and an additional 25% shall vest on each subsequent anniversary of the Vesting Commencement Date, such that 100% of the RSUs are vested on the fourth anniversary of the Vesting Commencement Date, subject to Holder continuing to be an Employee of the Company or one of its Subsidiaries.
Commencement Date and an additional 25% shall vest on each subsequent anniversary of the Vesting Commencement Date, such that 100% of the RSUs are vested on the fourth anniversary of the Vesting Commencement Date, subject to Holder continuing to be an Employee of the Company or one of its Subsidiaries.

By his or her acceptance of the RSUs through the Company's online acceptance procedure (or by his or her signature and the signature of the Company’s representative below), Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement, the Country Addenda and this Grant Notice. Holder has reviewed the Plan, the Restricted Stock Unit Agreement, the Country Addenda and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement, the Country Addenda and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice, the Restricted Stock Unit Agreement or the Country Addenda.

BIO-RAD LABORATORIES, INC.: Holder:		HOLDER:
By:	/s/ Timothy S. Ernst __	By:
Print Name:	Timothy S. Ernst_____________	Print Name:
Title:	EVP, General Counsel & Secretary

EXHIBIT A TO
BIO-RAD LABORATORIES, INC.
2017 INCENTIVE AWARD PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD GRANT NOTICE

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Global Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Bio-Rad Laboratories, Inc., a Delaware corporation (the “Company”), has granted to Holder the right to receive the number of Restricted Stock Units (the “RSUs”) under the 2017 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.
All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.
The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
1.Grant and Vesting of the RSUs. As set forth in the Grant Notice, the Company hereby grants Holder RSUs, subject to all the terms and conditions in this Agreement, the Country Addenda, the Grant Notice and the Plan. The RSUs shall vest on the Vesting Date set forth on the Grant Notice, subject to Holder's continued employment with the Company or any Subsidiary through the applicable Vesting Date. In the event Holder ceases to be an Employee prior to a Vesting Date, the RSUs shall cease vesting immediately upon such cessation of employment and the unvested RSUs awarded by this Agreement shall be forfeited. However, no shares of Class A common stock (the “Shares”) shall be issued to Holder until the time set forth in Section 2 below. Prior to the actual issuance of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. Only whole Shares shall be issued upon vesting of the RSUs, and the Company shall be under no obligation to issue any fractional Shares to Holder.

2.Issuance of Shares. Shares shall be issued to Holder on or as soon as administratively practicable following each vesting date as set forth in the Grant Notice (the “Vesting Date”) (and in no event later than 2 1/2 months following the end of the calendar year in which such Vesting Date or vesting event occurs After each Vesting Date the Company shall promptly cause to be issued (either in book-entry form or otherwise) to Holder or Holder’s beneficiaries, as the case may be, Shares with respect to RSUs that became vested on such Vesting Date. Notwithstanding the above, the Company may, in its discretion, pay to Holder all or a portion of any vested RSUs in cash in an amount equal to the Fair Market Value of such Shares on the applicable Vesting Date.

3.Dividend Equivalents. No Dividend Equivalents shall be paid to Holder prior to the Vesting Date; rather, such Dividend Equivalents, if any, will accrue, subject to forfeiture in the event Holder ceases to be an Employee prior to the Vesting Date, and be notionally credited to Holder’s RSU account and paid out in the form of additional Shares at the time that the underlying RSUs are paid as set forth in Section 2 above.

4.Acceleration of Vesting. Notwithstanding Section 1 above, pursuant to Section 13.2(d) of the Plan, the RSUs shall become fully vested upon a Change in Control.

5.Taxes.

(a)Regardless of any action the Company, or, if different, Holder’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Holder’s participation in the Plan and legally applicable to Holder (“Tax-Related Items”), Holder acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains Holder’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Holder further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired under the Plan and the receipt of dividends or Dividend Equivalents, if any; and (ii) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate Holder’s liability for Tax-Related Items or achieve any particular tax result. Further, if Holder is subject to Tax-Related Items in more than one jurisdiction, Holder acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, Holder agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy any withholding obligation for Tax-Related Items. In this regard, except as set forth in any separate 10b5-1 plan entered into by Holder and approved by the Company, Holder authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the withholding obligation for Tax-Related Items by one or any combination of the following:

(i) requiring Holder to pay an amount the Company determines to be an appropriate amount to satisfy the Tax-Related Items directly to the Company and/or the Employer in the form of cash, check or other cash equivalent;

(ii)    withholding from proceeds of the sale of a number of Shares acquired upon settlement of the RSUs that the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the withholding obligations for Tax-Related Items either through a voluntary sale or through a mandatory sale arranged by the Company (on Holder’s behalf pursuant to this authorization), provided that Holder will be responsible for all brokerage fees and other costs of the sale and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses related to any such sale and that no fractional Shares will be sold to cover the Tax-Related Items;

(iii)    deducting an amount the Company determines to be an appropriate amount to satisfy the Tax-Related Items from wages or other cash compensation payable to Holder by the Company and/or the Employer;

(iv)        withholding a number of vested whole Shares subject to the RSUs otherwise issuable to Holder that have a Fair Market Value equal to the amount the Company determines to be an appropriate amount to satisfy the withholding obligations for Tax-Related Items; and/or

(v)        any other method of withholding determined by the Company and, to the extent required by Applicable Law or the Plan, approved by the Committee.

(c)Notwithstanding anything to the contrary in this Section 5, if Holder is an officer of the Company within the meaning of Section 16 of the Exchange Act, the Board or Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) will determine which, if any, of the withholding methods set out in Section 5(b) will be used.

(d) In determining the appropriate amount to satisfy any withholding obligation for Tax-Related Items, the Company may refer to minimum statutory withholding rates or other applicable withholding rates, including up to the maximum statutory tax rate for the tax jurisdiction(s) applicable to Holder, provided that Holder may be required to pay Tax-Related Items in the event that a minimum statutory withholding rate is used or Holder may receive a refund in cash of any amount that was over-withheld based on a rate that exceeds Holder’s actual tax rate and, in this case, Holder will have no entitlement to the Class A common stock equivalent.

(e)If the obligation for Tax-Related Items is satisfied by withholding a number of whole Shares as described in Section 5(b)(iv) above, for tax purposes, Holder is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(f)The Company shall not be obligated to deliver any new certificate representing Shares issuable (or other indicia of Share ownership) with respect to the RSUs to Holder or Holder’s legal representative unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items.

(g)This Agreement, the RSUs and payments made pursuant to this Agreement are intended to comply with or qualify for an exemption from Section 409A of the Code and the Treasury Regulations thereunder (“Section 409A”) and shall be interpreted in a manner consistent with that intention. Notwithstanding any other provision of this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable, in its sole discretion, to unilaterally amend the Plan and/or this Agreement to ensure that all RSUs are awarded in a manner that qualifies for exemption from or complies with Section 409A. This Section 5(g) does not create an obligation on the part of the Company to modify the terms of this Agreement or the Plan or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical and does not guarantee that the RSUs or the delivery of Shares upon vesting/settlement of the RSU will not be subject to taxes, interest and penalties or any other adverse tax consequences under Section 409A of the Code. The Company will have no liability to the Holder or any other party if the RSU that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

6.Award Not Transferable. This grant of RSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

7.Rights as Stockholder. Neither Holder nor any person claiming under or through Holder will have any of the rights or privileges of a stockholder of the Company with respect to any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state, federal, or local law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable, and (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Company may from time to time establish for reasons of administrative convenience. Holder understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Holder agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Holder’s consent to the extent necessary to facilitate compliance with securities or other laws applicable to the issuance of Shares.

9.Not a Contract of Employment. Nothing in this Agreement or in the Plan, or Holder’s participation in the Plan, shall confer upon Holder any right to continue to serve as an Employee or other service provider of the Company, any Subsidiary or the Employer and shall not interfere with the ability of the Company, any Subsidiary or the Employer to terminate Holder’s employment or service relationship at any time. Further, the grant of RSUs and Holder’s participation in the Plan will not be interpreted to form or amend an employment contract or service relationship with the Company or any Subsidiary.

10.Nature of Grant. In accepting the RSUs, Holder acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs even if RSUs have been granted in the past;
(c)all decisions with respect to future awards of RSUs, if any, will be at the sole discretion of the Company;
(d)Holder’s participation in the Plan is voluntary;
(e)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to,

calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted for, or in connection with, any service the Holder may provide as a director of any Subsidiary;
(h)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of Holder’s employment or other service relationship (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Holder is employed or providing services or the terms of Holder’s employment or service agreement, if any);
(j)for purposes of the RSUs, Holder's employment or service relationship will be considered terminated as of the date Holder is no longer actively providing services to the Company, the Employer or any other Subsidiary of affiliate of the Company (regardless of the reason for the termination and whether or not such termination is later to be found invalid or in breach of employment laws in the jurisdiction where Holder is employed or providing services or the terms of Holder’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Holder’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Holder's period of active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Holder is employed or providing services or the terms of Holder’s employment or service agreement, if any); the Company shall have the exclusive discretion to determine when Holder is no longer actively providing services for purposes of the RSU Award (including whether Holder may still be considered to be providing services while on a leave of absence);
(k)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed-out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(l)neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Holder’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Holder pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Holder’s participation in the Plan, or Holder’s acquisition or sale of the underlying Shares. Holder understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding Holder’s participation in the Plan before taking any action related to the Plan.
12.Data Privacy Consent
This Section 12 replaces Section 11.8 of the Plan.
The Company is located at 1000 Alfred Nobel Drive, Hercules, California, 94547, U.S.A., and grants RSUs under the Plan to employees of the Company and its Subsidiaries, at the Company's sole discretion. In order to do so and to implement, administer and manage its Plan, the Company needs to collect, use and otherwise process Holder's personal data.
If Holder would like to participate in the Plan, Holder will need to review the following information about the processing of personal data by or on behalf of the Company and declare Holder's consent by electronically agreeing to or signing this Agreement.
(a)    Controller and European Union Representative. The Company, located at 1000 Alfred Nobel Drive, Hercules, California 94547, U.S.A., is the controller responsible for the processing of Holder's personal data in connection with the Plan. For Holders located in the European Union, please be aware that the Company’s representative in the European Union is Bio-Rad Laboratories GmbH, Heidemannstrasse 164, 80939 Munich, Germany.
(b)    Personal Data Subject to Processing. The personal data processed by the Company in the context of the Plan includes, without limitation, Holder’s name, home address and telephone number, email address, hire date, date of birth, social insurance number or other identification number, tax residency, salary, salary grade, citizenship, nationality, passport number, job title, payroll tax withholding rates and/or deductions as applicable to Participant, any shares of stock or directorships held in the Company or any Subsidiary, and details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Holder's favor, which the Company receives from Holder or the Employer (“Personal Data”).
(c)    Purposes and Legal Basis of the Processing. The Company processes the Personal Data for the purpose of implementing, administering and managing Holder's participation in the Plan. For those jurisdictions requiring a legal basis for processing such Personal Data, the legal basis for the processing of Holder's Personal Data by the Company, its third-party service providers, and the Subsidiary of the Company Holder may transfer employment to as described in Section (d) below is Holder's declaration of consent provided by electronically agreeing to or signing this Agreement.
(d)    Stock Plan Administration Service Providers and Other Data Recipients. The Company transfers Holder's Personal Data, or parts thereof, to E*TRADE Securities LLC, 11 Times Square, 32nd Floor, New York, NY 10036, the brokerage firm engaged by the Company to hold Holders’ shares and other amounts acquired under the Plan, and its affiliated company E*TRADE Financial Corporate Services, Inc., 4005 Winward Plaza Drive, Alpharetta, GA 30005 (collectively “E*TRADE”), and to Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202, the financial institution engaged by the Company to monitor and maintain records of the shares acquired by Holders under the Plan, and its affiliated company Computershare Communications Services, 1325 Remington Blvd., Bolingbrook, IL 60490 (collectively “Computershare”), independent service providers based in the United States which assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select different or additional service providers and share Holder's Personal Data with such different or additional service providers that assist the Company with the implementation, administration and management of the Plan. The Company's service providers will open an account for Holder to receive and trade Shares acquired under the Plan. Holder will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Holder's ability to participate in the Plan. In addition to its service providers, the Company might disclose Holder’s Personal Data to the Subsidiary of the Company Holder may transfer employment to in the future if necessary to implement, administer and manage Holder’s participation in the Plan or comply with applicable reporting obligations or other legal requirements. Holder may, at any time, request a list with the names and addresses of any recipients of the Personal Data by contacting Holder’s local human resources representative.
(e)    International Data Transfers. For Holders residing outside of the United States, please be aware that the Company, E*TRADE and Computershare are located in the United States. Similarly, future service providers of the Company might be located in the United States or elsewhere outside of the European Union. Further, for Holders located in the European Union who transfer employment to a Subsidiary located outside of the European Union, please be aware that Holder’s Personal Data may be transferred to such Subsidiary located outside of the European Union. Depending on Holder's country of residence, Holder understands and acknowledges that the United States is not, and any other jurisdictions his or her Personal Data might be transferred to and processed in may not be, subject to an unlimited adequacy finding by the European Commission and might apply laws not providing a level of protection of Holder's Personal Data equivalent to the level of protection in his or her country of residence. As a result, in the absence of appropriate safeguards such as standard data protection clauses, the processing of Holder's Personal Data in the United States or, as the case may be, other jurisdictions outside the European Union might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, Holder might not have enforceable rights regarding the processing of his or her Personal Data in such jurisdictions. By electronically agreeing or signing this Agreement, Holder explicitly declares his or her consent to the Company receiving and transferring Holder's Personal Data to E*TRADE, Computershare, as the case may be, future service providers of the Company, and to the Subsidiary Holder may transfer employment to without implementing standard data protection clauses or similar safeguards and such processing of Holder's Personal Data is exclusively based on Holder's consent.
(f)    Data Retention. The Company and the Subsidiary Holder may transfer employment to will use Holder's Personal Data only as long as is necessary to implement, administer and manage Holder's participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. This period may extend beyond Holder’s period of employment at the Company or at the Subsidiary Holder may transfer employment to the extent unsold shares of Company stock remain in Holder’s E*Trade account or such other account established in the future to serve the Plan in a similar manner. To the extent that the Company or the Subsidiary Holder may transfer employment to comply with legal or regulatory obligations, the legal basis, where required, for the processing of Holder's Personal Data would be compliance with the relevant laws or regulations or the pursuit by the Company or by the Subsidiary Holder may transfer employment to of respective legitimate interests not outweighed by Holder's interests, rights or freedoms. When the Company or the Subsidiary Holder may transfer employment to no longer needs Holder's Personal Data for any of the above purposes, it will cease processing it in this context and remove it from all of its systems used for such purposes to the fullest extent practicable.
(g)    Data Subject Rights. Subject to the conditions set out in the applicable law, Holder may, without limitation, have the rights to (i) inquire whether and what kind of Personal Data the Company or the Subsidiary Holder may transfer employment to, holds about Holder and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, or to (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of Holder's objection, do not prove to be compelling or processed in non-compliance with applicable legal requirements. In addition, Holder may, subject to the conditions set out in the applicable law and without limitation, have the rights to (iv) request the Company or the

Subsidiary Holder may transfer employment to, to restrict the processing of Personal Data in certain situations where Holder feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Personal Data that Holder has actively or passively provided to the Company or to the Subsidiary Holder transferred employment to (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or a contractual agreement with Holder and is carried out by automated means. In case of concerns, Holder may also have the right to lodge a complaint with the competent local data protection authority.
(h)    Voluntariness and Consequences of Denial or Withdrawal of Consent. Holder's participation in the Plan and Holder's provision of consent is purely voluntary. Holder may deny or later withdraw Holder's consent at any time, with future effect and for any or no reason. If Holder does not consent, or if Holder later withdraws Holder’s consent, Holder's employment status, salary or service and career with the employer, a Subsidiary Holder may transfer employment to, will not be affected. The only consequence of denying or withdrawing Holder's consent is that the Company will not or no longer be able to grant RSUs or other equity awards to Holder or administer or maintain such awards. Therefore, denial or withdrawal of consent may affect Holder's ability to realize benefits from the RSUs and otherwise participate in the Plan. For more information on the consequences of Holder's denial or withdrawal of consent, Holder may contact his or her local human resources representative.
Finally, Holder understands that the Company may rely on a different legal basis for the collection, processing and/or transfer of the Personal Data either now or in the future and/or request Holder to provide another data privacy consent. If applicable and upon request of the Company or the Employer, Holder agrees to provide an executed acknowledgment or data privacy consent (or any other acknowledgments, agreements or consents) to the Company and/or the Employer that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Holder’ s country, either now or in the future. Holder understands that he or she may be unable to participate in the Plan if Holder fails to execute any such acknowledgment, agreement or consent requested by the Company and/or the Employer.

13.Governing Law and Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of the Grant Notice and this Agreement, regardless of the law that might be applied under conflict of laws principles.

For purposes of litigating any dispute that arises under this grant of RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, agree that such litigation shall be conducted in the courts of Contra Costa County, California, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.

14.Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the SEC, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15.Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan or this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely effect the RSUs in any material way without the prior written consent of Holder.

16.Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the mail by certified or registered mail, with postage and fees prepaid, addressed to Holder to his or her address shown in the Company records, and to the Company at its principal executive office.

17.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.Language. Holder acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Agreement. If Holder has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.Country Addenda. The RSUs shall be subject to any special terms and conditions set forth in Exhibit B to this Agreement for Holder’s country. Moreover, if Holder relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to Holder, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Holder’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Holder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

23.Waiver. Holder acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Holder or any other Holder.

24.Insider Trading/Market Abuse Laws. Holder acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws based on the exchange (if any) on which Shares are listed, and in applicable jurisdictions, including but not limited to the United States, Holder’s country and the designated broker’s country, which may affect Holder’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as Holder is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Holder placed before he or she possessed inside information. Further, Holder could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Holder acknowledges he or she is responsible for complying with any applicable restrictions and is encouraged to speak to his or her personal legal advisor for further details regarding any applicable insider trading and/or market abuse laws in Holder’s country.

25.Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements. Holder acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or Dividend Equivalents received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. Holder understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Holder also may be required to repatriate sale proceeds or other funds received as a result of Holder's participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, Holder may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. Holder acknowledges that it is his or her responsibility to be compliant with all such requirements, and that Holder should consult his or her personal legal and tax advisors, as applicable, to ensure Holder's compliance.

26.Recovery of Erroneously Awarded Compensation. As an additional condition of receiving this Award, Holder agrees that the RSU and any proceeds or other benefits Holder may receive hereunder shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (i) to comply with any requirements imposed under Applicable Law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and (ii) under the terms of any policy adopted by the Company as may be amended from time to time for reasons related to fraud, governance or similar considerations (and such requirements shall be deemed incorporated into this Agreement without the consent of Holder). Further, if Holder receives any amount in excess of what Holder should have received under the terms of the RSU for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Administrator, then Holder shall be required to promptly repay any such excess amount to the Company. For purposes of the foregoing, Holder expressly and explicitly authorizes the Company to issue instructions, on Holder’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Holder’s Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. This Section 26 is not the Company’s exclusive remedy with respect to such matters.

EXHIBIT B TO
BIO-RAD LABORATORIES, INC.
2017 INCENTIVE AWARD PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD GRANT NOTICE

COUNTRY ADDENDA

This Exhibit B, which is part of the Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan Global Restricted Stock Unit Award Grant Notice and Global Restricted Stock Unit Award Agreement (the “Agreement”), contains individual country addenda which provide additional or different terms and conditions that govern the RSUs for Holders in such countries (“Addenda”). All capitalized terms used in this Exhibit B shall have the meanings ascribed in Grant Notice, the Agreement and/or the Plan, as applicable.
If the Holder is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Holder under these circumstances.

ADDENDA

Australia

Australian Offer Document.

The Company is pleased to provide Holder with this offer to participate in the Plan. This offer sets out information regarding the grant of RSUs to Australian resident Employees of the Company and its Subsidiaries. This offer is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Agreement, Holder also is being provided with copies of the following documents:

(a)the Plan;

(b)U.S. prospectus for the Plan; and

(c)Employee Information Supplement for Australia

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help Holder make an informed investment decision about participating in the Plan. Neither the Plan nor the U.S. prospectus for the Plan is a prospectus for the purposes of the Corporations Act 2001.

Holder should not rely upon any oral statements made in relation to this offer. Holder should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

Tax Notification
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Securities Law Notification

Investment in Shares involves a degree of risk. Holder who elects to participate in the Plan should monitor his or her participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Agreement and the Additional Documents.

The information contained in this offer is general information only. It is not advice or information that takes into account Holder's objectives, financial situation and needs.

Holders should consider obtaining his or her own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.

Additional Risk Factors for Australian Residents

Holder should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which Shares are quoted on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
In addition, Holder should be aware that the Australian dollar value of any Shares acquired at vesting will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Class A Common Stock

Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of the Company's Class A common stock is entitled to a one-tenth vote for every Share.

Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board.

The Shares are traded on the New York Stock Exchange in the United States of America under the symbol “BIO”.

The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares

Holder may ascertain the current market price of the Shares as traded on the New York Stock Exchange at http://www.nyse.com under the symbol “BIO.” The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of what the market price per Share will be when the RSUs vest or when the Shares are issued or of the applicable exchange rate on the actual Vesting Date or date the Shares are issued.

ADDENDA

Belgium

No country specific provisions apply.

ADDENDA

Brazil

Compliance with Law

By accepting the RSUs, Holder acknowledges agreement to comply with applicable Brazilian laws and report and pay any and all Tax-Related Items associated with the vesting of the RSUs, the sale of any Shares acquired upon vesting of the RSUs and the receipt of any dividends.

Nature of Grant

This provision supplements Section 10 of the Agreement:

Holder also acknowledges agreement that, for all legal purposes, (i) the benefits provided to Holder under the Plan are unrelated to his or her employment; (ii) the Plan is not a part of the terms and conditions of Holder’s employment; (iii) the income from the RSUs, if any, is not part of Holder’s remuneration from employment; (iv) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to Holder, and (v) by participating in the Plan, the Holder is making an investment decision.
ADDENDA

Canada

Restricted Stock Units Settled in cash or Shares

Notwithstanding any discretion in Section 9.5 of the Plan or Section 2 of the Agreement, RSUs granted to Holders in Canada shall be settled Shares only.

Nature of Grant

This provision replaces Section 10(j) of the Agreement:

For purposes of the RSUs, Holder’s employment or service relationship will be considered terminated, and the right (if any) to vest in the RSUs will terminate effective, as of the date that is the earliest of:  (a) the date Holder’s employment or service relationship with the Company and its Subsidiaries is terminated, (b) the date Holder receives written notice of termination from the Employer, and (c) the date Holder is no longer actively providing services to the Company or any of its Subsidiaries, in any case regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where Holder is employed or the terms of Holder’s employment agreement, if any. In the event the date Holder is no longer providing active service cannot be reasonably determined under the terms of this Agreement and/or the Plan, the Company shall have the exclusive discretion to determine when Holder is no longer actively providing services for purposes of the RSUs (including whether Holder may still be considered to be actively providing services while on a leave of absence). Holder will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Holder’s right to vest terminates (as determined under this provision) nor will Holder be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Holder’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of Holder’s minimum statutory notice period.

Securities Law Notification

Holder is permitted to sell the Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange under the ticker symbol “BIO” and Shares acquired under the Plan may be sold through this exchange.
The following provisions also will apply to Holders who are resident in Quebec:

Data Privacy

This provision supplements Section 12 of the Agreement:

Holder hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Holder further authorizes the Company, any Subsidiary and E*TRADE (or any other stock plan service provider as may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their respective advisors. Holder further authorizes the Company and any Subsidiary to record such information and to keep such information in Holder’s employee file.

Consent to Receive Information in English

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

ADDENDA

China

Immediate Sale of Shares upon Vesting

To facilitate local legal requirements, the Shares will be immediately sold upon vesting and Holder will be entitled to only the cash sale proceeds (less any Tax-Related Items or other withholding obligations set forth in Section 5 of the Agreement and any brokerage fees), unless the Committee later determines in its sole discretion that this restriction is no longer necessary or advisable for legal or administrative reasons. Holder should be aware that there may be some delay between the sale of the Shares and the payment of the proceeds to Holder due to applicable exchange control requirements. Holder understands and acknowledges that the Company is under no obligation to secure any particular sale price for the Shares acquired upon vesting of the RSUs or any particular exchange rate for converting the proceeds into local currency. By accepting this grant, Holder hereby instructs E*TRADE (or any successor broker designated by the Company), upon notification by the Company to E*TRADE (or such other broker) of the vesting of RSUs (or as soon as is administratively practical thereafter), to sell all the Shares issued upon vesting of the RSUs or held in Holder’s E*TRADE account, as applicable.

Exchange Control Requirements

Holder understands and agrees that Holder may be required to repatriate to China any proceeds from his or her participation in the Plan, including proceeds from the sale of Shares acquired upon vesting of RSUs, and any dividends or Dividend Equivalents paid to Holder in relation to RSUs through a special exchange control account established by the Company or any of its Subsidiaries in China. Holder hereby agrees that any proceeds from his or her participation in the Plan may be transferred to such special account prior to being delivered to Holder through his or her current or most recent PRC employer.

The proceeds may be paid to Holder in U.S. dollars or in local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Holder understands that he or she will be required to set up a U.S. dollar account in China so that the proceeds may be deposited into this account.

If the proceeds from Holder’s participation in the Plan are converted to local currency, Holder acknowledges that the Company (and its Subsidiaries) is under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. Holder agrees to bear the risk of any currency conversion rate fluctuation between the date that Holder’s proceeds are delivered to the special exchange control account and the date the (i) Tax-Related Items are converted to local currency and remitted to the tax authorities, and (ii) net proceeds are converted to local currency and distributed to Holder.

Holder understands and acknowledges that the Company may face delays in distributing the proceeds to him or her due to exchange control requirements in China. As a result, Holder understands and acknowledges that neither the Company nor the Employer can be held liable for any delay in delivering the proceeds to Holder.

Holder agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. Holder further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China. Finally, the Company reserves the right to impose such further restrictions or conditions as may be necessary to comply with changes in applicable laws in China.

*    *    *    *    *

Please note that the above provisions will apply to all RSUs granted to Holders who are nationals of the People’s Republic of China (“PRC”) under the Plan. If Holder is not a PRC national, the above provisions may not apply to him or her, to the extent determined by the Company in its sole discretion.

ADDENDA
Czech Republic

No country specific provisions apply.

ADDENDA

Denmark

Danish Stock Option Act

In accepting the Agreement, Holder acknowledges that he or she has received an Employer Statement in Danish which sets forth information regarding the terms of the RSUs, to the extent that the Danish Stock Option Act applies to the RSUs.

Bio-Rad Laboratories, Inc.
Arbejdsgivererklæring / Employer Statement
(For medarbejdere i Danmark / For Employees in Denmark)

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold ændret med virkning fra 1. januar 2019 (“Aktieoptionsloven”) er du berettiget til at modtage følgende oplysninger vedrørende tildeling af betingede aktier ("RSUer") i henhold til Bio-Rad Laboratories, Inc. (“Selskabets”) 2017 Incentive Award Plan (“Ordningen”), i en særskilt skriftlig erklæring.
Denne erklæring indeholder kun de oplysninger, som er påkrævet i henhold til Aktieoptionsloven. De nærmere vilkår og betingelser for tildelingen af RSU'er er beskrevet i Ordningen og i de øvrige dokumenter, herunder den gældende stock unit-aftale (“Global Restricted Stock Unit Award Agreement”) og de dertil hørende landespecifikke tillæg (“Country Addenda”) (tilsammen benævnt “Aftalen”), som er udleveret til dig. I tilfælde af uoverensstemmelser mellem denne arbejdsgivererklæring og bestemmelserne i Ordningen eller Aftalen har denne arbejdsgivererklæring forrang. Begreber, der står med stort begyndelsesbogstav, men ikke er defineret i denne arbejdsgivererklæring, har den betydning, der er defineret i Ordningen og/eller i Aftalen.

Pursuant to Section 3(1) of the Danish Act on Stock Options in employment relations amended with effect from 1 January 2019 (the “Stock Option Act”), you are entitled to receive information regarding the Restricted Stock Units (the “RSUs”) granted to you by Bio-Rad Laboratories, Inc. (the “Company”) under the Company's 2017 Incentive Award Plan (the “Plan”) in a separate written statement.
This statement contains information regarding the RSUs to the extent that the Stock Option Act applies. The terms and conditions related to your grant of RSUs are described in the Plan and other documents, including the applicable stock unit agreement (the “Global Restricted Stock Unit Award Agreement”) and any country-specific appendices attached thereto (the “Country Addenda”) (collectively, the “Agreement”), which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Plan or the Agreement, this Employer Statement shall prevail. Capitalized terms used but not defined herein shall have the same meaning as terms defined in the Plan and/or the Agreement.

1. Tildelingsdato
Tildelingstidspunktet for RSU'er er den dato vederlagsudvalget under selskabets bestyrelse (“Udvalget”) eller en hertil autoriseret fuldmægtig godkendte Tildelingen (defineret som Grant i henholdsvis Ordningen eller Aftalen) og besluttede, at den skulle effektueres.

1. Grant Date
The grant date of the RSUs is the date that the Compensation Committee of the Company's Board (the "Committee"), or another committee or subcommittee of the Board, approved your Grant and determined it would be effective.

2. Betingelser for tildeling af retten til RSU’er

Tildelingen af RSU'er i henhold til Ordningen sker efter Bestyrelsens eller Udvalgets eget skøn. Med forbehold for eventuelle begrænsninger i Ordningen kan Bestyrelsen eller Udvalget til enhver tid ændre, modificere, suspendere eller ophæve Ordningen og en tildelingsaftale helt eller delvist. I henhold til Ordningens bestemmelser har du ikke nogen ret til eller noget krav på fremover at få tildelt RSU'er.

2. Terms or conditions for grant of a right to RSUs

The grant of RSUs under the Plan is made at the sole discretion of the Board and/or the Committee. Under the terms of the Plan, you have no entitlement or claim to receive future RSU grants or grants of any other awards. Further, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, subject to the limitations set forth under the Plan.

3. Modningsdato
Dine RSU'er modner typisk i lige store portioner over en periode på 4 år, idet en portion modner hvert år på årsdagen for tildelingen. Modning er dog betinget af, at du er ansat i Selskabet eller et datterskab (defineret som Subsidiary i henholdsvis Ordningen eller Aftalen) på hver modningsdato. De nærmere modningsvilkår gældende for din tildeling vil fremgå af Aftalen.

3. Vesting Date
RSUs typically vest in equal installments on each anniversary of the grant date for a period of four years, provided that you remain employed by the Company or any Subsidiary on each anniversary of the grant date. The exact vesting conditions applicable to your grant will be set forth in your Agreement.

4. Udnyttelsespris
Du skal ikke betale noget vederlag for dine RSU'er, ligesom du ikke skal betale noget for at modtage de aktier (defineret som Shares i henholdsvis Ordningen eller Aftalen), der udstedes ved modning.
4. Exercise Price You pay no monetary consideration to receive the RSUs nor do you pay any price to receive Shares issued upon vesting.

5. Dine rettigheder ved fratræden
Behandlingen af dine RSU'er ved ansættelsesforholdets ophør afhænger af vilkårene i Ordningen og i Aftalen, der kan opsummeres som følger:
Alle RSU'er vil ophøre med at modne straks når dit ansættelsesforhold ophører og ikke modnede RSU'er tildelt i henhold til Aftalen vil bortfalde.

5. Your rights upon termination of employment
The treatment of your RSUs upon termination of employment will be determined according to the terms contained in the Plan and the Agreement, which can be summarized as follows:
The RSUs will cease vesting immediately upon cessation of employment and the unvested RSUs awarded by the Agreement shall be forfeited.

6. Økonomiske aspekter ved deltagelse i Ordningen
Tildelingen af RSU'er har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSU'er indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en risiko. Muligheden for en gevinst på det tidspunkt, hvor du sælger de ordinære aktier afhænger ikke alene af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet og andre forhold. Den fremtidige værdi af de ordinære aktier kendes ikke og kan ikke forudsiges med sikkerhed.

6. Financial aspects of participating in the Plan
The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares are financial instruments and investing in shares will always have financial risk. The possibility of profit at the time you sell your Shares will not only be dependent on the Company’s financial development, but also on the general development of the stock market, among other things. The future value of the Shares is unknown, indeterminable and cannot be predicted with certainty.

Bio-Rad Laboratories, Inc.	Bio-Rad Laboratories, Inc.

ADDENDA

France

Type of Award

The RSUs are not intended to qualify for specific tax or social security treatment in France.

Language Consent
By accepting the Agreement, Holder confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. Holder accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée
En acceptant le Contrat, Holder confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat) qui ont été communiqués en langue anglaise. Holder accepte les termes de ces documents en connaissance de cause.

ADDENDA

Germany

No country specific provisions apply.

ADDENDA

Hong Kong

Restricted Stock Units Settled Only in Shares

Notwithstanding any discretion in Section 9.5 of the Plan or Section 2 of the Agreement, RSUs granted to Holders in Hong Kong shall be settled in Shares only.

Sales Restriction

If, for any reason, the RSUs vest and become non-forfeitable and Shares are issued to Holder within six months of the Grant Date, Holder agrees that he or she will not dispose of any Shares prior to the six-month anniversary of the Grant Date.

Nature of Scheme

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). If the Plan is deemed to constitute an occupational retirement scheme for the purposes of the ORSO, the RSUs shall be void.

Securities Law Notification

WARNING: The RSUs and the Shares subject to the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Company or its Subsidiaries participating in the Plan. Holder should be aware that the contents of the Agreement (including this Addenda), the Plan and any other RSU grant materials that Holder may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of each Holder and may not be distributed to any other person. Holder is advised to exercise caution in relation to the offer. If Holder is in any doubt about any of the contents of the Agreement (including this Addenda), the Plan or any other RSU grant materials, Holder should obtain independent professional advice.

ADDENDA

Hungary

No country specific provisions apply.

ADDENDA

India

No country specific provisions apply.

ADDENDA

Israel

Immediate Sale of Shares upon Termination

Pursuant to local law in Israel, the Employer is required to withhold Tax-Related Items (including income tax, national insurance and health tax contributions) at the time Holder sells the Shares acquired upon vesting of the RSUs. To facilitate compliance with this requirement, in the event of termination of Holder’s employment with the Employer, the Company or any Subsidiary for any reason, the Shares will be immediately sold upon termination and Holder will be entitled to only the cash sale proceeds (less any Tax-Related Items and any brokerage fees), unless the Committee later determines in its sole discretion that this restriction is no longer necessary. By accepting this grant, Holder hereby instructs E*TRADE (or another broker designated by the Company), upon notification by the Company to E*TRADE (or such other broker) of Holder’s termination of employment, to sell all the Shares acquired upon vesting of the RSUs and held in Holder’s account. In case of any dispute as to whether termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination for purposes of the RSUs. The Company reserves the right to remove the immediate sale obligation, depending on the development of local laws, as determined in the Company’s sole discretion.

ADDENDA

Italy

Plan Document Acknowledgment

In accepting the grant of RSUs, Holder acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

Holder further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Agreement: Section 5: Taxes; Section 6: Award Not Transferable; Section 9: Not a Contract of Employment; Section 10: Nature of Grant; Section 12: Data Privacy Consent; Section 13: Governing Law and Venue; Section 18: Electronic Delivery and Acceptance; Section 22: Imposition of Other Requirements; and Section 26: Recovery of Erroneously Awarded Compensation.

ADDENDA

Japan

No country specific provisions apply.

ADDENDA

Luxembourg

No country specific provisions apply.

ADDENDA

Mexico

Plan Document Acknowledgement

By accepting the RSUs, Holder acknowledges that he or she has received a copy of the Plan, the Grant Notice, and the Agreement, including this Addenda, which Holder has reviewed. Holder acknowledges further that he or she accepts all the provisions of the Plan, the Grant Notice, and the Agreement, including this Addenda. Holder also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 10: “Nature of Grant” in the Agreement, which clearly provides as follows:
(1)    Holder’s participation in the Plan does not constitute an acquired right;

(2)    The Plan and Holder’s participation in it are offered by the Company on a wholly discretionary basis;

(3)    Holder’s participation in the Plan is voluntary; and

(4)    The Company and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at vesting of the RSUs.

Labor Law Policy and Acknowledgment

By accepting the RSUs, Holder expressly recognizes that Bio-Rad Laboratories, Inc., with registered offices at 1000 Alfred Nobel Drive, Hercules, California 94547, U.S.A., is solely responsible for the administration of the Plan and that Holder’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Holder and the Company since Holder is participating in the Plan on a wholly commercial basis and his or her sole employer is Bio-Rad S.A. (“Bio-Rad Mexico”), located at Eugenia 197, Int. 10-A, Col. Narvarte, Delegación Benito Juarez, C.P 03020 Ciudad de México, Mexico. Based on the foregoing, Holder expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Holder and the employer, Bio-Rad Mexico, and do not form part of the employment conditions and/or benefits provided by Bio-Rad Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Holder’s employment.

Holder further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Holder’s participation at any time without any liability to Holder.

Finally, Holder hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Holder therefore grants a full and broad release to the Company, and its affiliates, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Documento del Plan

Al aceptar las Unidades de Acciones Restringidas (RSUs, por sus siglas en inglés), el Holdere reconoce que ha recibido una copia del Plan, el Anuncio de la Subvención y el Acuerdo, con inclusión de este Apéndice, que el Holdere ha revisado. El Holdere reconoce, además, que acepta todas las disposiciones del Plan, el Anuncio de la Subvención, y en el Acuerdo, incluyendo este Apéndice. El Holdere también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 10: “Naturaleza de la Subvención” del Acuerdo, que claramente dispone lo siguiente:

(1)    La participación del Holdere en el Plan no constituye un derecho adquirido;

(2)    El Plan y la participación del Holdere en el Plan se ofrecen por la Compañía en su discrecionalidad total;

(3)    Que la participación del Holdere en el Plan es voluntaria; y

(4)    La Compañía y sus Subsidiarias no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las RSUs.

Política Laboral y Reconocimiento

Al aceptar las Unidades de Acciones Restringidas (RSUs, por sus siglas en inglés), el Holdere expresamente reconoce que Bio-Rad Laboratories, Inc., con sus oficinas registradas y ubicadas en 1000 Alfred Nobel Drive, Hercules, California 94547, U.S.A., es la única responsable por la administración del Plan y que la participación del Holdere en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Holdere y la Compañía, ya que el Holdere participa en el Plan en un marco totalmente comercial y su único patrón es Bio-Rad S.A. (“Bio-Rad Mexico”), ubicado en Eugenia 197, Int. 10-A, Col. Narvarte, Delegación Benito Juarez, C.P 03020 Ciudad de México, Mexico. Derivado de lo anterior, el Holdere expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Holdere y el patrón, Bio-Rad Mexico y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Bio-Rad Mexico y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Holdere.

Asimismo, el Holdere reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Holdere en cualquier momento y sin responsabilidad alguna frente el Holdere.

Finalmente, el Holdere por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Holdere otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus afiliadas, subsidiarias, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.
* * * * *

Securities Law Notification

The RSUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan, the Global Restricted Stock Unit Award Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to Holder only because of Holder’s existing relationship with the Company and its Subsidiaries and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Bio-Rad Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

ADDENDA

Netherlands

Securities Law Notification

ADDENDA

Portugal

Language Consent
Holder hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua

O Holdere pelo presente declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglês).

ADDENDA

Russia

Data Privacy

This provision supplements Section 12 of the Agreement:

Holder may be required to sign a separate data privacy consent form in order to participate in the Plan. This form provides the Company with the authorization to collect and send certain personal data, as set forth in the consent form, to the United States to facilitate administration of the RSUs.

Securities Law Notification

This Addenda, the Grant Notice, the Agreement, the Plan and all other materials Holder may receive regarding his or her participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and hence the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

ADDENDA

Singapore

Securities Law Notification

The grant of RSUs and the issuance of Shares under the Plan (if any) are being made in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Holder should note that the RSUs are subject to section 257 of the SFA and Holder will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer in is made (i) after six months from the date of grant or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Director Notification Obligation

If Holder is a director, associate director or shadow director of a Singapore Subsidiary, Holder may be subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. To the extent applicable to directors of a Singapore Subsidiary, these requirements include an obligation to notify the Singapore Subsidiary in writing of an interest (e.g., RSUs, Shares) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the RSUs vest), or (iii) becoming a director, associate director or shadow director is such an interest exists at that time. If Holder is the chief executive officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply.

ADDENDA

South Korea

No country specific provisions apply.

ADDENDA

Spain

Nature of Grant

This provision supplements Section 10 of the Agreement:

In accepting the RSUs, Holder acknowledges the following:

(1)    he or she understands and agrees to the terms of the Plan and the Agreement;
(2)    he or she consents to participation in the Plan; and
(3)    he or she has received a copy of the Plan and the Agreement.

Holder understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be Employees of the Company or its Subsidiaries throughout the world. The decision is a discretionary decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Subsidiaries presently or in the future over and above the terms and conditions of the Agreement and the Plan. Consequently, Holder understands that the RSUs are granted on the assumption and condition that the RSUs or the Shares acquired pursuant to the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Holder understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous or discretionary grant since the future value of the RSUs and underlying Shares is unknown and unpredictable. In addition, Holder understands this grant would not be made to Holder but for the assumptions and conditions referred to above; thus, Holder acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of RSUs shall be null and void.

Finally, Holder understands and agrees that the RSUs will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of Holder’s cessation of employment in accordance with Section 2: Issuance of Shares of the Agreement. This will be the case even if Holder ceases to be an Employee for reasons including, but not limited to, the following: resignation, retirement, death, disability, disciplinary dismissal adjudged to be with Cause, disciplinary dismissal adjudged or recognized to be without Cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without Cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Securities Law Notification

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Plan, the Grant Notice, the Agreement, this Addenda and all other materials Holder may receive regarding his or her participation in the Plan have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

ADDENDA

Sweden

Authorization to Withhold

This provision supplements Section 5 of the Agreement:
Without limiting the Company’s and Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the Agreement, in accepting the RSUs, Holder authorizes the Company to withhold Shares or to sell Shares otherwise issuable to Holder upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or Employer have an obligation to withhold such Tax-Related Items.

ADDENDA

Switzerland

Securities Law Notification

Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or a Subsidiary or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

ADDENDA

United Arab Emirates (Dubai)

Securities Law Notification

The Agreement, the Plan, and other incidental communication materials related to the RSUs are intended for distribution only to Employees of the Company and its Subsidiaries for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale.  Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If Holder does not understand the contents of the Agreement or the Plan, he or she should consult an authorized financial adviser.

ADDENDA

United Kingdom

Restricted Stock Units Settled Only in Shares

Notwithstanding any discretion in Section 9.5 of the Plan or Section 2 of the Agreement, RSUs granted to Holders in the United Kingdom shall be settled in Shares only.

Taxes

This provision supplements Section 5 of the Agreement:

Without limitation to Section 5 of the Agreement, Holder hereby agrees that Holder is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  Holder also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Holder’s behalf.
Notwithstanding the foregoing, if Holder is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Holder is a director or executive officer of the Company and the income tax is not collected from or paid by Holder within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Holder on which additional income tax and National Insurance contributions (“NICs”) may be payable.  Holder will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit.
Joint Election

As a condition of participation in the Plan, Holder agrees to accept liability for any secondary Class 1 National Insurance contributions that may be payable by the Company and/or the Employer (or any successor to the Company or the Employer) in connection with the RSUs and any event giving rise to Tax-Related Items (“Employer NICs”).

Without prejudice to the foregoing, Holder agrees to enter into the following joint election with the Company, the form of such NICs Joint Election being formally approved by HMRC (the “NIC Joint Election”), and any other consents or elections required to accomplish the transfer of the Employer NICs to Holder. Holder further agrees to execute such other elections as may be required between Holder and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the NIC Joint Election. Holder understands that the NIC Joint Election applies to any RSUs granted to him or her under the Plan after the execution of the NIC Joint Election. Holder agrees that the Employer NICs may be collected by the Company or the Employer by any of the methods set forth in Section 5 of the Agreement.

If Holder does not enter into the NIC Joint Election, he or she will not be entitled to vest in the RSUs or receive any benefit in connection with the RSUs unless and until he or she enters into a NIC Joint Election and no Shares or other benefit pursuant to the RSUs will be issued to the Holder under the Plan, without any liability to the Company and/or the Employer.

IMPORTANT NOTE: By accepting the Agreement, Holder is agreeing to be bound by the terms of the NIC Joint Election. Holder should read the terms of the NIC Joint Election carefully before accepting the Agreement and the NIC Joint Election. However, if requested by the Company, Holder agrees to separately execute the NIC Joint Election.

ATTACHMENT FOR THE UNITED KINGDOM

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions
As a condition of participation in the Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan (the “Plan”) and the restricted stock units (the “RSUs”) that have been granted to you (the “Holder”) by Bio-Rad Laboratories, Inc. (the “Company”), the Holder is required to enter into a joint election to transfer to the Holder any liability for employer National Insurance contributions (the “Employer’s Liability”) that may arise in connection with the grant of the RSUs or in connection with any restricted stock units that may be granted by the Company to the Holder under the Plan (the “Joint Election”).
If the Holder does not agree to enter into the Joint Election, the grant of the RSUs will be worthless and the Holder will not be able to vest in the RSUs or receive any benefit in connection with the RSUs.
By entering into the Joint Election:
•the Holder agrees that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the RSUs (or any restricted stock units granted to the Holder under the Plan) or the acquisition of Shares or other taxable events in connection with the RSUs (or any other restricted stock units granted under the Plan) will be transferred to the Holder;
•the Holder authorises the Company and/or the Holder’s employer to recover an amount sufficient to cover this liability by any method set forth in the Global Restricted Stock Unit Award Agreement and/or the Joint Election; and
•the Holder acknowledges that even if he or she has accepted the Joint Election via the Company's online procedure, the Company or the Holder’s employer may still require the Holder to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.
By accepting the RSUs through the Company’s online acceptance procedure (or by signing the Restricted Stock Unit Award Grant Notice), the Holder is agreeing to be bound by the terms of the Joint Election.
Please read the terms of the Joint Election carefully before accepting the RSUs and the Joint Election.

Please print and keep a copy of the Joint Election
for your records.

BIO-RAD LABORATORIES, INC. 2017 INCENTIVE AWARD PLAN
(UK Employees)
Election To Transfer the Employer’s National Insurance Liability to the Employee

1.Parties

This Election is between:
(A)    You, the Holder who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the terms and conditions of the Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan, as amended from time to time (the “Plan”), and
(B)    Bio-Rad Laboratories, Inc. of 1000 Alfred Nobel Drive, Hercules, California, 94547 (the “Company”), which may grant RSUs under the Plan and is entering into this Form of Election on behalf of the Employer.
2.    Purpose of Election
2.1    This Election relates to RSUs granted by the Company under the Plan on or after September 1, 2017.
2.2    In this Election the following words and phrases have the following meanings:
“Taxable Event” means, in relation to the RSUs:
(i)    the acquisition of securities pursuant to the RSUs (within section 477(3)(a) of ITEPA); and/or
(ii)    the assignment or release of the RSUs in return for consideration (within section 477(3)(b) of ITEPA); and/or
(iii)    the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA); and/or
(iv)    post-acquisition charges relating to shares acquired pursuant to the RSUs (within section 427 of ITEPA); and/or
(v)    post-acquisition charges relating to shares acquired pursuant to the RSUs (within section 439 of ITEPA).

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“SSCBA” means the Social Security Contributions and Benefits Act 1992.
2.3    This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Taxable Event in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4    This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
2.5    This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6    Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Global Restricted Stock Unit Award Agreement.  This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies.
3.    Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by accepting the RSUs (whether by clicking on the "ACCEPT" box where indicated in the Company's electronic acceptance procedure or by signing the Global Restricted Stock Unit Award Grant Notice in hard copy), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
4.    Payment of the Employer’s Liability

4.1    The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Taxable Event:

(i)    by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)    directly from the Employee by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or
(iv)    by any other means specified in the Global Restricted Stock Unit Award Agreement.
4.2    The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the RSUs to the Employee until full payment of the Employer’s Liability is received.
4.3    The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5.    Duration of Election

5.1    The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2    This Election will continue in effect until the earliest of the following:
(i)     the Employee and the Company agree in writing that it should cease to have effect;
(ii)     on the date the Company serves written notice on the Employee terminating its effect;

(iii)    on the date HM Revenue and Customs withdraws approval of this Election; or
(iv)    after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
Acceptance by the Employee

The Employee acknowledges that by accepting the RSUs (whether by clicking on the "ACCEPT" box where indicated in the Company's electronic acceptance procedure or by signing the Global Restricted Stock Unit Award Grant Notice in hard copy), the Employee agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company

/s/ Timothy S. Ernst________________________________________________
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary

SCHEDULE OF EMPLOYER COMPANIES

The following are Employer companies to which this Joint Election may apply:
Bio-Rad Laboratories Limited

Registered Office:	The Junction, 3rd and 4th Floor, Station Road, Watford WD17 1ET, United Kingdom
Company Registration Number:	03044694
Corporation Tax District:	346
Corporation Tax Reference:	14667 70252
PAYE Reference:	419/B264

Bio-Rad AbD Serotec Ltd

Registered Office:	Endeavor House, Langford Business Park, Langford Lane, Kidlington, Oxfordshire 0X5 1GE, United Kingdom
Company Registration Number:	01604642
Corporation Tax District:	452
Corporation Tax Reference:	51860 09929
PAYE Reference:	075/M8038

Bio-Rad Services UK Limited

Registered Office:	The Junction, 3rd and 4th Floor, Station Road, Watford WD17 1ET, United Kingdom
Company Registration Number:	10348004
Corporation Tax District:	346
Corporation Tax Reference:	2221826951
PAYE Reference:	475/ZB52231